                                                                   EXHIBIT 10.15

                  FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                               November 23, 1999

                                     among


                            MOHAWK INDUSTRIES, INC.,

                      FIRST UNION NATIONAL BANK, as Agent,

                       SUNTRUST BANK, ATLANTA, as Agent,

                                      and

                         WACHOVIA BANK, N.A., as Agent

                               TABLE OF CONTENTS
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ARTICLE I

     DEFINITIONS........................................................................   1

SECTION 1.01. Definitions...............................................................   1

SECTION 1.02. Accounting Terms and Determinations.......................................  13

SECTION 1.03. References................................................................  14

SECTION 1.04. Use of Defined Terms......................................................  14

SECTION 1.05. Terminology...............................................................  14

ARTICLE II

     THE CREDITS........................................................................  14

SECTION 2.01. Commitments to Lend.......................................................  14

SECTION 2.02. Method of Borrowing.......................................................  14

SECTION 2.03. Notes.....................................................................  16

SECTION 2.04. Maturity of Loans.........................................................  16

SECTION 2.05. Interest Rates............................................................  16

SECTION 2.06. Fees......................................................................  18

SECTION 2.07. Optional Termination or Reduction of Commitments..........................  19

SECTION 2.08. Mandatory Reduction and Termination of Commitments........................  19

SECTION 2.09. Optional Prepayments......................................................  19

SECTION 2.10. Mandatory Prepayments.....................................................  20
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                                      (i)
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SECTION 2.11. General Provisions as to Payments........................................   20

SECTION 2.12. Computation of Interest and Fees.........................................   20

SECTION 2.13. Letters of Credit........................................................   20

SECTION 2.14. Guarantee of Reimbursement Obligations...................................   22

SECTION 2.15. Assignments of Loans under Original Credit Agreement; Effective Date.....   24

ARTICLE III

     CONDITIONS TO BORROWINGS..........................................................   25

SECTION 3.01. Conditions to Initial Borrowing..........................................   25

SECTION 3.02. Conditions to All Borrowings.............................................   26

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES....................................................   27

SECTION 4.01. Corporate Existence and Power............................................   27

SECTION 4.02. Corporate and Governmental Authorization; No Contravention...............   27

SECTION 4.03. Binding Effect...........................................................   27

SECTION 4.04. Financial Information....................................................   27

SECTION 4.05. No Litigation............................................................   28

SECTION 4.06. Compliance with ERISA....................................................   28

SECTION 4.07. Taxes....................................................................   28

SECTION 4.08. Subsidiaries.............................................................   28

SECTION 4.09. Not an Investment Company................................................   28

SECTION 4.10. Ownership of Property; Liens.............................................   28
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                                     (ii)
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SECTION 4.11. No Default..............................................................    29

SECTION 4.12. Full Disclosure.........................................................    29

SECTION 4.13. Environmental Matters...................................................    29

SECTION 4.14. Capital Stock...........................................................    29

SECTION 4.15. Margin Stock............................................................    30

SECTION 4.16. Insolvency..............................................................    30

SECTION 4.17. Year 2000 Issues........................................................    30

ARTICLE V

     COVENANTS........................................................................    30

SECTION 5.01. Information.............................................................    30

SECTION 5.02. Inspection of Property, Books and Records...............................    32

SECTION 5.03. Year 2000 Issues........................................................    32

SECTION 5.04. Debt to Capitalization Ratio............................................    33

SECTION 5.05. Debt to EBITDA Ratio....................................................    33

SECTION 5.06. Restricted Payments.....................................................    33

SECTION 5.07. Investments.............................................................    33

SECTION 5.08. Negative Pledge.........................................................    33

SECTION 5.09. Maintenance of Existence................................................    34

SECTION 5.10. Dissolution.............................................................    34

SECTION 5.11. Consolidations, Mergers and Sales of Assets.............................    35
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                                     (iii)
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SECTION 5.12. Use of Proceeds..........................................................   35

SECTION 5.13. Compliance with Laws; Payment of Taxes...................................   35

SECTION 5.14. Insurance................................................................   36

SECTION 5.15. Change in Fiscal Year....................................................   36

SECTION 5.16. Maintenance of Property..................................................   36

SECTION 5.17. Environmental Notices....................................................   36

SECTION 5.18. Environmental Matters....................................................   36

SECTION 5.19. Environmental Release....................................................   36

SECTION 5.20. Debt of Subsidiaries.....................................................   36

ARTICLE VI

     DEFAULTS..........................................................................   37

SECTION 6.01. Events of Default........................................................   37

ARTICLE VII

     CHANGE IN CIRCUMSTANCES; COMPENSATION.............................................   39

SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair.................   39

SECTION 7.02. Illegality...............................................................   40

SECTION 7.03. Increased Cost and Reduced Return........................................   40

SECTION 7.04. Base Rate Loans Substituted for Euro-Dollar Loans........................   42

SECTION 7.05. Compensation.............................................................   42

SECTION 7.06. Replacement of Banks.....................................................   43
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                                     (iv)
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ARTICLE VIII

     MISCELLANEOUS.....................................................................   43

SECTION 8.01. Notices..................................................................   43

SECTION 8.02. No Waivers...............................................................   43

SECTION 8.03. Expenses; Documentary Taxes..............................................   44

SECTION 8.04. Indemnification..........................................................   44

SECTION 8.05. Sharing of Setoffs.......................................................   44

SECTION 8.06. Amendments and Waivers...................................................   45

SECTION 8.07. No Margin Stock Collateral...............................................   45

SECTION 8.08. Successors and Assigns...................................................   45

SECTION 8.09. Confidentiality..........................................................   47

SECTION 8.10. Representation by Banks..................................................   47

SECTION 8.11. Obligations Several......................................................   47

SECTION 8.12. Georgia Law..............................................................   48

SECTION 8.13. Interpretation...........................................................   48

SECTION 8.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION............................   48

SECTION 8.15. Counterparts.............................................................   48
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                                      (v)

EXHIBIT A      Form of Note

EXHIBIT B      Form of Opinion of Counsel for the Borrower

EXHIBIT C      Form of Assignment and Acceptance

EXHIBIT D      Form of Notice of Borrowing

EXHIBIT E      Form of Compliance Certificate

Schedule 4.05  Litigation

Schedule 4.08  Subsidiaries

                                     (vi)

                  FIFTH AMENDED AND RESTATED CREDIT AGREEMENT


          THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 23, 1999, among MOHAWK INDUSTRIES, INC., FIRST UNION NATIONAL BANK, SUNTRUST BANK, ATLANTA, WACHOVIA BANK, N.A., and the other Banks from time to time party hereto. This Agreement is an amendment and restatement of that certain Fourth Amended and Restated Credit Agreement, dated as of January 28, 1999 (as amended and in effect immediately prior to the date hereof, the "Original Credit Agreement"; as amended and restated hereby, the "Agreement").

          The parties hereto agree that the Original Credit Agreement is hereby amended, restated and superceded in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. Definitions.  The terms as defined in this Section 1.01
                    -----------
shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

          "Affected Bank" has the meaning set forth in Section 7.06.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Fifth Amended and Restated Credit Agreement, together with all amendments and modifications hereto.

          "Aladdin" means Aladdin Manufacturing Corporation, a Delaware corporation.

          "Amortization" means for any period the sum of all amortization expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Applicant" means each Person which, as the initial applicant or a Person that has assumed, pursuant to a written agreement in a form reasonably acceptable to the Required Banks, the obligations of an applicant, is liable for the reimbursement obligations with respect to a Letter of Credit.

          "Applicable Margin" has the meaning set forth in Section 2.05(a).

          "Approved Investment" means an Investment in compliance with the Investment Guidelines.

          "Asset Securitization" means the sale of accounts receivable and related assets of a Person in connection with a bona fide asset securitization program.

          "Assignee" has the meaning set forth in Section 8.08(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 8.08(c) in the form of Exhibit C.
                                                           ---------

          "Authority" has the meaning set forth in Section 7.02.

          "Banks" collectively means First Union, SunTrust, Wachovia, and the other Banks from time to time party hereto.

          "Base Rate" means that interest rate as denominated and publicly announced by Wachovia from time to time as its "prime rate". The Base Rate is but one of several interest rate bases used by Wachovia. Each of Wachovia, First Union and SunTrust lends at interest rates above and below the Base Rate.

          "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VII, as applicable.

          "Borrower" means Mohawk Industries, Inc., a Delaware corporation, and its successors and assigns.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "Catoosa Co. IRB" means that issuance of certain bonds by The Development Authority of Catoosa County, Georgia, pursuant to the terms and conditions set forth in that certain Indenture of Trust dated as of November 1, 1991.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in Section 7.02.

          "Closing Date" means November 23, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank in the signature pages hereof as its Commitment, or in the Assignment and Acceptance by which such Bank became a party hereto, as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

          "Compliance Certificate" has the meaning set forth in Section 5.01(c).

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Lease Expense" for any period means all rental payments, paid or accrued during such period, of the Borrower and its Consolidated Subsidiaries under all operating leases and rental agreements.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth" means at any time Stockholder's Equity. Notwithstanding the foregoing, the Banks hereby agree that the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121 ("FAS 121") relating to, among other things, the accounting for the impairment of long-lived assets, and its effect upon the consolidated financial statements of the Borrower as of and for the Fiscal Year ended December 31, 1996, shall be disregarded for the purposes of determining Stockholders' Equity, provided that any charge against income for the Fiscal Year ended December 31, 1996, resulting from the impairment of long-lived assets not exceed $2,000,000. In addition, the Banks agree that the effect of that certain non-recurring $4,000,000 charge, incurred by Borrower during the fourth Fiscal Quarter of 1995 as a result of income tax reimbursements made to certain executives of Borrower relating to their exercise of certain stock options, shall be disregarded when determining Stockholders' Equity.

          "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries during such period.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means, at any time, (x) the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, plus (y) the accounts receivable balance reported as of the last day of the calendar month most recently ended by the Borrower or a Subsidiary with respect to an Asset Securitization.

          "Consolidated Total Capital" means, at any time, the sum of the following as of such time (i) Consolidated Net Worth, and (ii) Consolidated Debt.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Debt" of any Person means at any date, without duplication, all of the following as of such date (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) the total accounts receivable reported as sold as of the last day of the calendar month most recently ended by the Borrower or a Subsidiary with respect to an Asset Securitization. For all purposes of this Agreement, the amount of a Person's Debt under a loan or lease agreement between such Person and a governmental agency that has issued industrial development bonds or similar instruments, the repayment of which is secured by the payment obligations of such Person under such loan or lease agreement, shall be equal to the aggregate principal amount of such bonds or instruments outstanding at the time of determination less the amount of proceeds of such bonds or instruments which at such time are on deposit with a trustee or other fiduciary in a "construction" fund, or other similar fund which would be available to such trustee or other fiduciary to repay the bonds or other instruments if then due and payable.

          "Debt to Capitalization Ratio" means the ratio of Consolidated Debt to Consolidated Total Capital.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder, including, without limitation, under
Section 7.06, (irrespective of whether any such class of Loans are actually outstanding hereunder).

          "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of either the Borrower or any Subsidiary required by any Environmental Requirement.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Liabilities" means any liabilities, whether pending or, to the knowledge of the Borrower or any Subsidiary threatened, arising from and in any way associated with any Environmental Requirements and which would have or create a reasonable possibility of causing a Material Adverse Effect.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to any of the Borrower, any Subsidiary, or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions, as determined by Wachovia.

          "First Union" means First Union National Bank, a national banking association, and its successors and, as the context requires, its permitted assigns.

          "First Union Letter of Credit" means that certain irrevocable direct-pay letter of credit issued by First Union, on behalf of Image Industries, Inc., as Applicant, dated as of September 17, 1997, designated as no. S130879, for the benefit of Reliance Trust Company, as trustee under the Summerville City IRB.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Galaxy" means Galaxy Carpet Mills, Inc., a Delaware corporation, which corporation was liquidated into the Borrower as successor thereto.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not
                               --------
include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S) 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
--------

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                 --------

          (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Investment Guidelines" means the guidelines for investment of funds of the Borrower and the Subsidiaries as approved by the Board of Directors of the Borrower or an authorized executive committee thereof and in effect on the Closing Date, as modified or supplemented from time to time with the approval of the Board of Directors of the Borrower or an authorized executive committee.

          "Issuer" means either Wachovia or First Union in its capacity as issuer of a Letter of Credit.

          "LC Commitment Percentage" means, with respect to a Bank, the ratio, expressed as a percentage, of (a) the amount of such Bank's Commitment to (b) the aggregate amount of the Commitments of all Banks hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "LC Commitment Percentage" of each Bank shall be the LC Commitment Percentage of such Bank in effect immediately prior to such termination or reduction.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower.

          "Letter of Credit Fee" means a letter of credit fee in an amount equal to the Applicable Margin for Euro-Dollar Loans multiplied times the average daily amount of the Letter of Credit Obligations, computed for the actual number of days elapsed on the basis of a 360 day year.

          "Letter of Credit Obligations" shall mean, at any time, the aggregate unfunded amount of the outstanding Letters of Credit.

          "Letter(s) of Credit" means (i) the Wachovia Letter of Credit, and,
(ii) the First Union Letter of Credit.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement, which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a

Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans, or either or each of them, as the context shall require.

          "Loan Documents" means this Agreement, the Notes, and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or modified from time to time.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

          "Material Subsidiary" means, as of the date of any determination thereof, any Subsidiary that either: (a) owns assets having a book value equal to or greater than 5.0% of Consolidated Total Assets, or (b) had Net Income for any prior period of four consecutive Fiscal Quarters equal to or greater than 5.0% of Consolidated Net Income for the same four Fiscal Quarter period.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A, evidencing the obligation of the Borrower to repay the
            ---------
Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

          "Original Credit Agreement" has the meaning set forth in the preamble to this Agreement.

          "Participant" has the meaning set forth in Section 8.08(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Pricing Determination Date" has the meaning set forth in
Section 2.05(a).

          "Permitted Acquisition" means a non-hostile acquisition, however structured, of all or substantially all of the assets of, or a majority of all the issued and outstanding capital stock of, a Person in a Permitted Line or Business.

          "Permitted Line of Business" means the manufacturing, marketing and/or distribution of commercial or home furnishings and floor coverings and other reasonably related products and any "vertical integration" with respect thereto.

          "Person" means an individual, a corporation, a partnership, an unincorporated association, joint venture, limited liability company, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary (including, without limitation, the Borrower), wherever located.

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either
(i) mandatorily redeemable

(by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Reimbursement Agreement" means each reimbursement agreement executed and delivered by an Applicant with respect to a Letter of Credit, as amended from time to time.

          "Related Fund" means, with respect to any Bank, a special purpose entity that purchases or participates in such Bank's loans and for which such Bank is agent, advisor or manager for such special purpose entity.

          "Replacement Bank" has the meaning set forth in Section 7.06.

          "Required Banks" means at any time Banks having at least 70% of the aggregate amount of the Commitments, or if the Commitments are no longer in effect, holding at least 70% of the aggregate outstanding principal amount of the Notes.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

          "Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable
                                               --- ---------
Preferred Stock of the Borrower or any
of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to, (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances,
(C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) foreign currency translation adjustments.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Summerville City IRB" means that issuance of certain bonds by The Development Authority of the City of Summerville, Georgia, pursuant to the terms and conditions set forth in that certain Trust Indenture dated as of September 1, 1997.

          "SunTrust" means SunTrust Bank, Atlanta, a Georgia state banking corporation, and its successors and, as the context requires, its permitted assigns.

          "Termination Date" means January 28, 2004.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Transferee" has the meaning set forth in Section 8.08(d).

          "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

          "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors and, as the context requires, its permitted assigns.

          "Wachovia Letter of Credit" means that certain irrevocable direct-pay letter of credit issued by Wachovia, on behalf of Aladdin, successor by merger to Galaxy, as Applicant, dated as of January 13, 1995, designated with I.D. Number LC870-007339, for the benefit of NationsBank of Georgia, N.A., as trustee under the Industrial Revenue Bond referenced therein.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower or a Consolidated Subsidiary.

          "Year 2000 Issues" shall mean the actual and reasonably anticipated costs, claims, losses, and liabilities associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of the

Borrower or any Subsidiary and in respect of their respective material customers, suppliers and vendors affects the business, operations, and financial condition of the Borrower or any Subsidiary.

          SECTION 1.02. Accounting Terms and Determinations.  Unless otherwise
                        -----------------------------------
specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of any of the Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events the Banks and the Borrower shall negotiate in good faith to resolve any existing disagreements regarding such calculations, provided, that if such disagreements are not resolved within 30 days after receipt of a notice of objection, such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. References.  Unless otherwise indicated, references in
                        ----------
this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to Articles, exhibits, schedules, sections and other subdivisions hereof.

          SECTION 1.04. Use of Defined Terms.  All terms defined in this
                        --------------------
Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

          SECTION 1.05. Terminology.  All personal pronouns used in this
                        -----------
Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01. Commitments to Lend.  (a) Each Bank severally agrees, on
                        -------------------
the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Termination Date; provided, that, immediately after
                                           --------  ----
each such Loan is made, the aggregate outstanding principal amount of Loans by such Bank shall not exceed the amount of its Commitment. Each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $100,000 or any larger amount (except that any such Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Each Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $500,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, reborrow, and to the extent permitted by Section 2.09, prepay Loans, under this Section at any time before the Termination Date. As of the date of this Agreement, the outstanding Loans are due and owing in accordance with the terms hereof without counterclaim, offset or other defense.

          (b) Notwithstanding the foregoing Section 2.01(a), in no event shall the principal amount of all Loans made by any Bank outstanding at any one time exceed the total amount of such Bank's Commitment minus such Bank's pro rata
                                                  -----
share of the Letter of Credit Obligations (whether as issuer or participant).

          SECTION 2.02. Method of Borrowing.  (a) The Borrower shall give each
                        -------------------
Bank notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D, on the same day for each Base Rate Borrowing but, in any case,
   ---------
prior to 12:00 P.M., and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing by any Bank, such Notice of Borrowing shall not thereafter be revocable.

          (c) Not later than 4:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Borrower at such Bank's Lending Office.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Borrower as provided in paragraph (c) of this Section, or remitted by the Borrower to such Bank as provided in Section 2.11, as the case may be.

          (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

          (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

          (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 12 interest rates (including the Applicable Margins) applicable to the Loans at any given time.

          SECTION 2.03. Notes.  (a) The  Loans of each Bank shall be evidenced
                        -----
by a single Note made by the Borrower payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

          (b) Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Note; provided that the failure of any Bank to make
                                --------
any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.04. Maturity of Loans.  Each Loan included in any Borrowing
                        -----------------
shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing (subject to subsequent refundings thereof) and all Loans shall mature and be due and payable in full (without further refundings thereof) on the applicable Termination Date.

          SECTION 2.05. Interest Rates.    (a)  "Applicable Margin" means at all
                        --------------
times:

          (i) -1.0% (negative) for all Base Rate Loans outstanding at any time in an amount less than or equal to $10,000,000.00, and -0.25% (negative) for all Base Rate Loans outstanding at any time in an amount greater than $10,000,000.00 (provided, however, in no event shall the amount of (x) the Applicable Margin for any Base Rate Loan plus the Base Rate, be less than
     (y) the higher of (a) the Federal Funds Rate plus one-half of one percent, or (b) the corresponding amount of the Applicable Margin for any Euro-Dollar Loan plus the Adjusted London Interbank Offered Rate);

          (ii) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, for each Euro-Dollar Loan 0.275%; and

          (iii) from and after the first Performance Pricing Determination Date, for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Debt to Capitalization Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

                          Debt to
                      Capitalization
                           Ratio                      Applicable Margin
                     --------------                   -----------------

         (greater than or equal to) 0.50 to 1.0              0.500%

         (greater than or equal to) 0.45 to 1.0 but
         (less than) 0.50 to 1.0                             0.375%

         (greater than or equal to) 0.40 to 1.0 but
         (less than) 0.45 to 1.0                             0.275%

         (greater than or equal to) 0.30 to 1.0 but
         (less than) 0.40 to 1.0                             0.250%

         (less than) 0.30 to 1.0                             0.200%

     In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06, the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. The "Performance Pricing Determination Date" is the date which is the last date on which such financial statements are permitted to be delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that no fees or interest shall be decreased
                    --------
pursuant to this Section 2.05 or Section 2.06 if an Event of Default is in existence on the Performance Pricing Determination Date.

          (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus (or minus) the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any
                                                        --------
Euro-Dollar Loan shall, as a result of paragraph (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on Telerate Page 3750, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates;

(ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by Wachovia, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          "Euro-Dollar Reserve Percentage" means, with respect to a given Bank, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement for such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Wachovia shall determine the interest rates applicable to the Loans hereunder. Wachovia shall give prompt notice to the Borrower and the other Banks (by telephone or facsimile transmission) of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.06. Fees.  (a)  The Borrower shall pay to each Bank, for the
                        ----
ratable account of such Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.05(a)(iii), on the aggregate amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.20%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Debt to Capitalization Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:


                      Debt to
                   Capitalization
                       Ratio                          Facility Fee
                    --------------                    ------------

       (greater than or equal to) 0.45 to 1.0              0.25%

       (greater than or equal to) 0.40 to 1.0 but
       (less than)  0.45 to 1.0                            0.20%

       (less than) 0.40 to 1.0                             0.15%

Such facility fees shall accrue from and including the Closing Date to (but excluding the Termination Date) and shall be payable on each December 31, March 31, June 30, and September 30 and on the Termination Date.

          (b) The Borrower shall pay to each Bank the fees payable to such Bank as mutually agreed in writing as of the Closing Date.

          SECTION 2.07. Optional Termination or Reduction of Commitments.  The
                        ------------------------------------------------
Borrower may, upon at least 3 Domestic Business Days' notice to the Banks, terminate at any time, or proportionately reduce the Unused Commitments from
time to time by an aggregate amount of at least $10,000,000.   Upon a reduction
of the Unused Commitments, each Bank's Commitments shall be permanently and ratably reduced.

          SECTION 2.08. Mandatory Reduction and Termination of Commitments.  The
                        --------------------------------------------------
Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable by the Borrower on such date.

          SECTION 2.09. Optional Prepayments.  (a) The Borrower may, upon notice
                        --------------------
to the Banks on the same day, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $100,000 or any larger amount, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          (b) Subject to Section 7.05, the Borrower may, upon at least 2 Euro-Dollar Business Days' notice to the Banks, prepay any Euro-Dollar Loan in whole at any time, or from time to time in part, prior to the maturity thereof, in amounts aggregating at least $1,000,000 or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

          (c) Upon any Bank's receipt of a notice of prepayment pursuant to this Section, such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.10. Mandatory Prepayments.  On each date on which the
                        ---------------------
Commitments are reduced pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced.

          SECTION 2.11. General Provisions as to Payments.  (a) The Borrower
                        ---------------------------------
shall make each payment of principal of, and interest on, each Bank's Loans and of each Bank's fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available at the place where payment is due, to such Bank at its address set forth on the signature pages hereof or at such other address as such Bank may notify the Borrower in writing from time to time.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

          SECTION 2.12. Computation of Interest and Fees.  Interest on Base Rate
                        --------------------------------
Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Any fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.13. Letters of Credit.  (a) Subject to the terms and
                        -----------------
conditions contained in this Agreement, with respect to the Letters of Credit, the Borrower shall pay to the order of each Issuer the amount of the Letter of Credit Fee payable with respect to its Letter of Credit (and such Issuer shall pay to each other Bank such Bank's respective pro rata share thereof) (A) on the first day of each Fiscal Quarter, (B) on the Termination Date and (C) if there are any Letter of Credit Obligations on the Termination Date, on the first date thereafter on which there are no Letter of Credit Obligations, in each case for the previous period. Any payments made by the Issuers in honoring a draft or other demand for payment presented in accordance with the terms of the Letters of Credit shall be deemed to constitute a Borrowing of Base Rate Loans and which shall be evidenced by the Notes. After the occurrence and during the continuation of an Event of Default, or upon the termination of this Agreement, to the extent of any Letter of Credit Obligations, the Issuers may, as separate collateral security to be held by the Banks for reimbursement of amounts of the Letter of Credit Obligations which are subsequently funded by an Issuer (and for which the other Banks have purchased a participation therein as set forth below), either (x) immediately advance the principal amount thereof as Loans, and set aside the amounts so advanced as such collateral security, or (y) demand from the Borrower cash collateral in an amount equal to 100% of such Letter of Credit Obligations with respect to each Letter of Credit as such collateral security. The Borrower hereby agrees that the Banks shall have a right of setoff against and security interest in such collateral reserve. After a Letter of Credit has been canceled and all Letter of Credit Obligations with respect to such Letter of Credit have been satisfied, and the Issuer (or participant) has been reimbursed all amounts funded by the Issuer with respect thereto, any balance remaining in said collateral reserve with respect to such

Letter of Credit may be applied to other unpaid obligations of the Borrower hereunder, and, if none, shall be remitted to the Borrower.

          (b) Purchase of Participations.  Each Bank hereby irrevocably and
              ---------------------------
unconditionally purchases and receives from each Issuer, without recourse or warranty, an undivided interest and participation, equal to the amount of such Bank's LC Commitment Percentage in each Letter of Credit issued by such Issuer. Each Bank acknowledges receipt of a copy of each Letter of Credit.

          (c) Sharing of Letters of Credit Payments.  In the event that an
              --------------------------------------
Issuer makes any payment under a Letter of Credit issued by it for which the Borrower shall not have repaid such amount to such Issuer pursuant to this Section, such Issuer shall promptly notify the other Banks of such failure, and each other Bank shall promptly and unconditionally pay to such Issuer the LC Commitment Percentage of the amount of such payment in Dollars and in same day funds. If an Issuer so notifies the other Banks prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such other Banks shall make available to such Issuer the LC Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent any of such other Banks shall not have so made its LC Commitment Percentage of the amount of such payment available to such Issuer, such other Bank agrees to pay to such Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to such Issuer at the Federal Funds Rate.

          (d) Sharing of Reimbursement Obligation Payments.  Whenever an Issuer
              ---------------------------------------------
receives a payment from the Borrower or any guarantor on account of Letter of Credit Obligations owing in respect of a Letter of Credit issued by such Issuer including any interest thereon, as to which such Issuer has received any payments from the other Banks pursuant to this Section, such Issuer shall promptly pay to each other Bank its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such other Bank's LC Commitment Percentage thereof. Each such payment shall be made by such Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 a.m. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day. Each Bank agrees that letter of credit fees (other than the Letter of Credit Fee) payable under an Issuer's Reimbursement Agreement are solely for the account of such Issuer, notwithstanding any provision contained herein to the contrary.

          (e) Obligations Irrevocable.  The obligations of each Bank to make
              ------------------------
payments to an Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in the Letters of Credit or any transferee of the Letters of Credit (or any Person for whom any such transferee may be acting), an Issuer, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

               (iii) any draft, certificate or any other document presented under a Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

               (v) payment by an Issuer under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (vi) payment by an Issuer under a Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of an Issuer; or

               (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuer.

          (f) Amendments to Letters of Credit and Reimbursement Agreements.
              ------------------------------------------------------------
Neither Issuer shall agree to an amendment or modification to its Reimbursement Agreement or Letter of Credit unless the Required Banks have granted their prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

          SECTION 2.14.  Guarantee of Reimbursement Obligations. The following
                         --------------------------------------
provisions of this Section 2.14 shall apply solely to each Reimbursement Agreement for which the Borrower is not the Applicant.

          (a) The Borrower hereby absolutely and unconditionally, guarantees the due and punctual payment and performance of the Letter of Credit Obligations. Upon failure by an Applicant to pay any such amount in accordance with the terms of its Reimbursement Agreement, the Borrower agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Reimbursement Agreement.

          (b) The obligations of the Borrower under this Section 2.14 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of an Applicant under the Reimbursement Agreement, by operation of law or otherwise or any obligation of any other guarantor of any of the Letter of Credit Obligations; (ii) any modification or amendment of or supplement to the Reimbursement Agreement; (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of an Applicant under the Reimbursement Agreement, or any obligations of any other guarantor of any of the Letter of Credit Obligations; (iv) any change in the corporate existence, structure or ownership of an Applicant or any other guarantor of any of the Letter of Credit Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting an Applicant, or any other guarantor of the Letter of Credit Obligations, or its assets or any resulting release or discharge of any obligation of an Applicant, or any other guarantor of any of the Letter of Credit Obligations; (v) the existence of any claim, setoff or other rights which the Borrower may have at any time against an Applicant, any other guarantor of any of the Letter of Credit Obligations, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against an Applicant, or any other guarantor of any of the Letter of Credit Obligations, for any reason related to the Reimbursement Agreement, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment of the Letter of Credit Obligations by an Applicant, or any other guarantor of the Letter of Credit Obligations; and (vii) any other act or omission to act or delay of any kind by an Applicant, any other guarantor of the Letter of Credit Obligations, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrower's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of any Bank to enforce, assert or exercise any right power or remedy conferred on any Bank under the Reimbursement Agreement or any other Loan Documents.

          (c) The Borrower's obligations hereunder shall remain in full force and effect until all Letter of Credit Obligations shall have been paid in full and the relevant Reimbursement Agreement shall have terminated or expired. If at any time any amount payable by an Applicant under a Reimbursement Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of an Applicant or otherwise, the Borrower's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          (d) The Borrower irrevocably waives any requirement that at any time any action be taken by any Person against an Applicant, any other guarantor of the Letter of Credit Obligations, or any other Person.

          SECTION 2.15.  Assignments of Loans under Original Credit Agreement;
                         -----------------------------------------------------
Effective Date. (a) This Agreement shall become effective on December 15, 1999
--------------
(the "Target

Date"), upon compliance by the parties to this Agreement with the conditions listed in clauses (i) and (ii) in this Section 2.15(a) below before 5:00 p.m. Atlanta, Georgia, time on the Target Date and with the conditions set forth in Sections 3.01 and 3.02 (the "Effective Date Conditions") (upon compliance with the Effective Date Conditions on the Target Date, the Target Date shall be referred to herein as the "Effective Date"):

          (i) SunTrust shall have purchased from Wachovia and Wachovia shall have assigned, as evidenced by SunTrust's Federal Funds wire transfer in an amount equal to the Purchase Price in accordance with Wachovia's written instructions, a 33.3333% interest in and to (terms in quotations in this clause (i) have the meaning set forth in the Original Credit Agreement):
     (A) Wachovia's rights and obligations under the Original Credit Agreement (exclusive of accrued interest, fees and other amounts earned prior to the Target Date); (B) the aggregate principal amount of Wachovia's total "Commitments" equal to $225,000,000, which 33.3333% interest shall be deemed to equal $75,000,000 (subject to reduction of the Commitments prior to the Target Date); (C) Wachovia's outstanding "Tranche A Loans" and the "Tranche A Note"; and (D) Wachovia's outstanding "Tranche B Loans" and the "Tranche B Note"; and

          (ii) SunTrust shall have purchased from First Union and First Union shall have assigned, as evidenced by SunTrust's Federal Funds wire transfer in an amount equal to the Purchase Price in accordance with First Union's written instructions, a 33.3333% interest in and to (terms in quotations in this clause (ii) have the meaning set forth in the Original Credit Agreement): (A) First Union's rights and obligations under the Original Credit Agreement (exclusive of accrued interest, fees and other amounts earned prior to the Target Date); (B) the aggregate principal amount of First Union's total "Commitments" equal to $225,000,000, which 33.3333% interest shall be deemed to equal $75,000,000 (subject to reduction of the Commitments prior to the Target Date); (C) First Union's outstanding "Tranche A Loans" and the "Tranche A Note"; and (D) First Union's outstanding "Tranche B Loans" and the "Tranche B Note."

     (b) The parties to this Agreement agree that: (i) the interests in the Original Credit Agreement and the "Notes" issued thereunder purchased by SunTrust under Section 2.15(a) are evidenced by this Agreement and no other instrument is necessary to evidence such purchased interests; (ii) the "Tranche A Commitments" and "Tranche B Commitments" under the Original Credit Agreement are hereby replaced in their entirety by the Commitments under this Agreement; and (iii) the outstanding principal amount of the "Tranche A Loans" and "Tranche B Loans" held by each Bank under the Original Credit Agreement are hereby consolidated and shall be evidenced by the Note issued to each Bank in accordance with the terms of this Agreement.

     (c) The "Purchase Price" shall mean, with respect to each of Wachovia and First Union, the principal amount of the outstanding "Loans" divided by three under the Original Credit Agreement held by each of Wachovia and First Union on the Target Date.

     (d) SunTrust acknowledges and agrees that neither Wachovia nor First Union
(i) has made any representation or warranty or assumed any responsibility with respect to any statements, warranties or representations made in or in connection with the Original Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Original Credit Agreement or any other "Loan Documents" under the Original Credit Agreement furnished pursuant thereto, other than that (A) it is the legal and beneficial owner of its interests being purchased by SunTrust pursuant to
Section 2.15(a), (B) such interest is free and clear of any adverse claim, and
(C) its Purchase Price equals the aggregate outstanding principal amount of all "Loans" under the Original Credit Agreement owed by the Borrower to it as of the Target Date; and (ii) makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Original Credit Agreement or any other instrument or document furnished pursuant thereto.

     (e) Notwithstanding anything contained in this Agreement to the contrary, in the event that the Effective Date Conditions are not satisfied on the Target Date, the parties to this Agreement agree that: (i) the Effective Date shall not have occurred, (ii) this Agreement and the Notes executed and delivered in connection with this Agreement shall be null and void, and of no force or effect, and (iii) the Original Credit Agreement and "Notes" issued in connection therewith shall remain in full force and effect and the Borrower will be deemed to have ratified and reaffirmed all terms, covenants, conditions and provisions of the Original Credit Agreement and such "Notes."


                                  ARTICLE III

                           CONDITIONS TO BORROWINGS

          SECTION 3.01. Conditions to Initial Borrowing.  The obligations of
                        -------------------------------
each Bank under this Agreement are subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Banks of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank):

          (a) from each of the parties hereto a duly executed counterpart of this Agreement;

          (b) a duly executed Note by the Borrower for the account of each Bank complying with the provisions of Section 2.03;

          (c) an opinion of Alston & Bird LLP, counsel for the Borrower, dated as of the Target Date, substantially in the form of Exhibit B;
                                                         ---------

          (d) the Borrower's most recent audited consolidated financial statements, including, without limitation, a balance sheet and income statement and its most recent 10-K filed with the Securities and Exchange Commission, in such form and substance satisfactory to the Banks in their sole discretion;

          (e) a certificate, dated as of the Target Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the Target Date and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Target Date;

          (f) all documents which any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents to which the Borrower is a party, and any other matters relevant thereto, all in form and substance satisfactory to the Banks, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower, authorized to execute and deliver the Loan Documents, and certified copies of the following items as to the
     Borrower: (i) its Certificate of Incorporation, (ii) its Bylaws, (iii) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Borrower as a Delaware corporation, and (iv) the action taken by its Board of Directors (or a duly authorized committee thereof) authorizing its execution, delivery and performance of the Loan Documents to which it is a party; and

          (g)  a Notice of Borrowing, if necessary.

          SECTION 3.02. Conditions to All Borrowings.  The obligation of each
                        ----------------------------
Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Banks of a Notice of Borrowing;

          (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties contained in
     Article IV of this Agreement shall be true on and as of the date of such Borrowing except for changes permitted by this Agreement and except to the extent they relate solely to an earlier date; and

          (d) the fact that, immediately after such Borrowing, the sum of (x) the aggregate outstanding principal amount of the Loans plus the Letter of Credit Obligations of the Banks will not exceed (y) the amount of the aggregate Commitments.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power.  The Borrower is a
                        -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary and where failure to be so qualified could have or create a reasonable possibility of causing a Material Adverse Effect, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No
                        --------------------------------------------
Contravention. The execution, delivery and performance by the Borrower of this
-------------
Agreement, the Notes and the other Loan Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official (other than routine filings with the Securities and Exchange Commission), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. Binding Effect.  This Agreement constitutes a valid and
                        --------------
binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower (provided that the Borrower is a party to any such Loan Document) enforceable in accordance with their respective terms, provided that the
                                                       --------
enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. Financial Information.  (a) The consolidated balance
                        ---------------------
sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended

September 30, 1999, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) Since December 31, 1998, there has been no event, act, condition or occurrence having, or which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.05. No Litigation.  Except as set forth on Schedule 4.05, as
                        -------------
of the date hereof, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened in writing, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.06. Compliance with ERISA.  (a) The Borrower and each member
                        ---------------------
of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the presently applicable provisions of ERISA and the Code (except where such noncompliance could not reasonably be expected to have a Material Adverse Effect), and have not incurred any liability to the PBGC under Title IV of ERISA.

          (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

          SECTION 4.07. Taxes.  There have been filed on behalf of the Borrower
                        -----
and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid or valid and effective extensions therefor have been obtained. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries' have been examined and closed through the Fiscal Year ended 1994.

          SECTION 4.08. Subsidiaries.  Each of the Borrower's Subsidiaries is
                        ------------
duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its creation and organization, and has all powers (by virtue of its creation and organization) and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. As of the date hereof, the Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of creation and organization.

          SECTION 4.09. Not an Investment Company.  The Borrower is not an
                        -------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Ownership of Property; Liens.  Each of the Borrower and
                        ----------------------------
its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

          SECTION 4.11. No Default.  Neither the Borrower nor any of its
                        ----------
Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.12. Full Disclosure.  All information heretofore furnished
                        ---------------
by the Borrower to any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which would have or create a reasonable possibility of causing a Material Adverse Effect.

          SECTION 4.13. Environmental Matters.  To the best knowledge of the
                        ---------------------
Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), (a) neither the Borrower nor any Subsidiary is subject to any Environmental Liability and (b) neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best knowledge of the Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) To the best knowledge of the Borrower, after due inquiry (which does not necessarily mean the performance of a phase I environmental audit), no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for
(i) Hazardous Materials, such as cleaning solvents, combustion enhancers, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements, and (ii) Hazardous Materials with respect to which the presence thereof, any required remediation with respect thereto, or the expenses, fines, penalties and other costs relating thereto could not reasonably be expected to have a Material Adverse Effect.

          (c) Except for non-compliance which could not reasonably be expected to have a Material Adverse Effect, the Borrower, and each of its Subsidiaries is in compliance with all Environmental Requirements in connection with the operation of the Properties and each of the Borrower's and its Subsidiary's respective businesses.

          SECTION 4.14. Capital Stock.  All Capital Stock, debentures, bonds,
                        -------------
notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries, if any, (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

          SECTION 4.15. Margin Stock.  Neither the Borrower nor any of its
                        ------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used, except as permitted by Section 5.12, (a) to purchase or carry any Margin Stock or (b) to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          SECTION 4.16. Insolvency.  After giving effect to the execution and
                        ----------
delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in (S) 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

          SECTION 4.17.  Year 2000 Issues.  The Borrower and its Subsidiaries
                         ----------------
(i) have initiated a comprehensive review of their computer programs to identify the systems that could give rise to Year 2000 Issues as the same pertains to the computer programs and systems of the Borrower and the Subsidiaries (but not those of their third party customers, suppliers, or vendors), and are in the process of reviewing their Year 2000 Issues exposure to third party customers, suppliers and vendors, and evaluating the costs of modifications to program logic control systems, (ii) have developed or are in the process of developing a realistic and achievable program for remediating in all material respects all currently known Year 2000 Issues on a timely basis as such Issues pertain to the computer programs and systems of the Borrower and its Subsidiaries (but not those of their third party customers, suppliers, or vendors), and (iii) based on their review, consultants' reports, and all other information currently available to them, do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any Commitment shall remain in effect, any Letter of Credit Obligations are outstanding or any amount payable hereunder or under any Note remains unpaid:

           SECTION 5.01. Information.  The Borrower will deliver to each of the
                         -----------
Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, including the related unqualified audit opinion issued by KPMG LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

          (b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of earnings and statements of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (except for the failure to provide footnotes thereto) and consistency by the chief financial officer or the corporate controller of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the
                                  ---------
     chief financial officer, treasurer or the corporate controller of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.04, 5.05, and Section 5.08, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, operations and cash flow projections (indicating projected earnings and significant cash sources and uses) prepared by the Borrower for the Fiscal Year following the Fiscal Year reported on in such statements referred to in paragraph (a), in such form and substance as is acceptable to the Required Banks, in their sole discretion;

          (e) within 1 Domestic Business Day after the Borrower becomes aware of the occurrence of any Default, telephonic notice to each of the Banks of the occurrence of a Default (which telephonic notice shall set forth the details thereof), followed, within 10 Domestic Business Days after the date of such telephonic notice, with a certificate of the chief financial officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as any Bank may reasonably request, including, without limitation, consolidating balance sheets and statements of earnings of the Borrower and the Borrower's Subsidiaries, in existence at such time, as at the end of any fiscal period.

          SECTION 5.02. Inspection of Property, Books and Records.  The Borrower
                        -----------------------------------------
will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable notice, at such reasonable times and as often as may reasonably be desired.

          SECTION 5.03. Year 2000 Issues. The Borrower shall take, and cause its
                        ----------------
Subsidiaries to take, all actions reasonably necessary to assure that the Year 2000 Issues, as such Year 2000 Issues pertain to the computer programs and systems of the Borrower and its Subsidiaries, will not have a Material Adverse Effect. The Borrower and its Subsidiaries will use commercially reasonable efforts to assure that their third-party customers, suppliers and vendors develop and implement programs to remediate, in all material respects, all Year 2000 Issues reasonably anticipated by Borrower and its Subsidiaries to have a Material Adverse Effect. Upon written request by the Banks, Borrower will provide the Banks a written description of its program for assessing Year 2000 Issues, including updates and progress reports. The Borrower will advise the Banks promptly of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

          SECTION 5.04. Debt to Capitalization Ratio.  The Debt to
                        ----------------------------
Capitalization Ratio shall be less than 0.60 to 1.0 at the end of each Fiscal Quarter.

          SECTION 5.05. Debt to EBITDA Ratio. The ratio of the Borrower's (a)
                        --------------------
Consolidated Debt to (b) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on the Borrower's consolidated pre-tax income, and (iv) Depreciation and Amortization shall not be greater than 3.5 to 1.0 at the end of each Fiscal Quarter. Clause (b) in this Section 5.05 shall be calculated on a trailing 4 quarter basis as at the end of each such Fiscal Quarter.

          SECTION 5.06. Restricted Payments.  The Borrower shall not declare or
                        -------------------
make any Restricted Payment unless, after giving effect thereto, no Default shall exist.

          SECTION 5.07. Investments. The Borrower will not, and will not permit
                        -----------
any of its Subsidiaries to, make or maintain any Investments except (a) Investments in the Borrower or any Subsidiary, including without limitation, advances or loans between or among the Borrower or any Subsidiary and loans and advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business; (b) Investments in Persons engaged in a Permitted Line of Business (whether or not such Person is, or after giving effect to any such Investment becomes, a Subsidiary); (c) Investments in Persons in connection with Permitted Acquisitions; and (d) Investments in Approved Investments; provided, however, during the existence of an Event of Default, neither the Borrower nor any of its Subsidiaries may make any new Investments without the prior written consent of the Required Banks.

          SECTION 5.08. Negative Pledge.  Neither the Borrower nor any of its
                        ---------------
Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $5,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset
                              --------
     concurrently with or within 18 months after the acquisition or completion of construction thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f) Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by
                                 --------
     any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i)  any Lien on Margin Stock;

          (j) Liens in connection with an Asset Securitization permitted under
     Section 5.11;

          (k) Liens involuntarily imposed and being contested in good faith, subject to the Borrower or such Subsidiary having established reasonable reserves therefor to the extent required under GAAP;

          (l) Liens against the assets of Aladdin (formerly owned by Galaxy) under the Catoosa Co. IRB solely to the extent existing as of the date hereof; and

          (m) Liens against the assets of Aladdin (formerly owned by Image Industries, Inc.) under the Summerville City IRB solely to the extent existing as of the date of the Image Acquisition.

provided that Liens permitted by the foregoing paragraphs (a) through (i) shall
--------
at no time secure Debt in an aggregate amount exceeding the greater of (x) $90,000,000 or (y) 15% of Consolidated Net Worth.

          SECTION 5.09. Maintenance of Existence.  Other than as permitted by
                        ------------------------
Section 5.10 or 5.11, the Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in a Permitted Line of Business.

          SECTION 5.10. Dissolution.  Neither the Borrower nor any of its
                        -----------
Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 5.11 or in connection with a Restricted Payment which is permitted pursuant to Section 5.06.

          SECTION 5.11. Consolidations, Mergers and Sales of Assets.  The
                        -------------------------------------------
Borrower will not, nor will the Borrower permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the
                                                     --------
Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with and into the Borrower, any other Subsidiary, or any other Person if after giving effect thereto such other Person would be a Subsidiary, (c) assets may be transferred from a Subsidiary to the Borrower or another Subsidiary, (d) any Wholly-Owned Subsidiary may dissolve or liquidate so long as the assets of such Subsidiary at the time of such dissolution or liquidation are transferred to such Subsidiary's shareholder and such shareholder assumes all of the liabilities of such Subsidiary at the time of such dissolution or liquidation, (e) the Borrower and its Subsidiaries may factor receivables, (f) the Borrower and its Subsidiaries may effect Asset Securitizations, and (g) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a transfer of assets by the Borrower or any Subsidiary (in a single transaction or in a series of related transactions) unless (x) the proceeds thereof are not reinvested within 180 days thereafter in a Permitted Line of Business owned by the Borrower or such Subsidiary or (y) the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters, constituted more than 20% of Consolidated Total Assets at the end of the fourth Fiscal Quarter immediately preceding such Fiscal Quarter.

          SECTION 5.12. Use of Proceeds.   The proceeds of the Loans shall be
                        ---------------
used by the Borrower to provide for working capital, to finance capital expenditures, to finance Investments permitted under Section 5.07, and for the other general corporate purposes of the Borrower and its Subsidiaries. In no event shall any portion of the proceeds of the Loans be used by the Borrower
(i) except for Permitted Acquisitions, in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock other than the common stock or other capital stock of the Borrower, or
(iii) for any purpose in violation of any applicable law or regulation.

          SECTION 5.13. Compliance with Laws; Payment of Taxes.  The Borrower
                        --------------------------------------
will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where noncompliance would not have or create a reasonable possibility of causing a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due, giving regard for any extensions obtained, all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of either the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Banks, either the Borrower or such Subsidiary will set up reserves in accordance with GAAP.

          SECTION 5.14. Insurance.  The Borrower will maintain, and will cause
                        ---------
each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, subject to the Borrower's right to self-insure with respect to loss or damage to property in an amount reasonably acceptable to the Banks.

          SECTION 5.15. Change in Fiscal Year.  The Borrower shall give the
                        ---------------------
Banks at least 30 day's prior written notice of any change in the determination of its Fiscal Year.

          SECTION 5.16. Maintenance of Property.  Subject to the rights of the
                        -----------------------
Borrower or any Subsidiary to discontinue certain operations under Section 5.10 or 5.11, the Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good working order, ordinary wear and tear and obsolescence excepted (excluding losses due to fully insured, subject to commercially reasonable deductibles, casualties).

          SECTION 5.17. Environmental Notices.  The Borrower shall furnish to
                        ---------------------
the Banks prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property which would have a Material Adverse Effect, and all facts, events, or conditions that could lead to any of the foregoing.

          SECTION 5.18. Environmental Matters.  The Borrower will not, nor will
                        ---------------------
it permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, combustion enhancers, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

          SECTION 5.19. Environmental Release.  The Borrower agrees that upon
                        ---------------------
the occurrence of an Environmental Release which would have a Material Adverse Effect and which violates any Environmental Requirement it will promptly investigate the extent of, and take appropriate action to remediate such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          SECTION 5.20. Debt of Subsidiaries.  The Borrower shall not permit any
                        --------------------
Subsidiary to incur any Debt except for (i) Debt owed by a Subsidiary to the Borrower or another Subsidiary, (ii) Debt deemed incurred in connection with an Asset Securitization permitted under Section 5.11; (iii) (A) Debt of Subsidiaries arising in connection with the Summerville City IRB and the Catoosa Co. IRB and incurrence of reimbursement obligations with respect to the Letters of Credit and (B) other Debt of Subsidiaries arising in connection with the issuance of bonds by governmental authorities so long as such Debt is supported by a letter of credit issued by a financial institution for the benefit of the Borrower and the Borrower is obligated to such financial institution under a reimbursement agreement for the reimbursement of amounts drawn under such letter of credit; and (iv) in addition to Debt incurred under clauses (i) through (iii) of this Section, other Debt of Subsidiaries not exceeding in the aggregate amount outstanding at any time 15% of Consolidated Net Worth.

                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.01. Events of Default.  If one or more of the following
                        -----------------
events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal or any interest on any Loan or any fee or other amount payable hereunder within 5 Domestic Business Days after such principal, interest, fee or other amount shall become due (except at maturity on the applicable Termination Date); or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.02(ii), 5.03 through 5.12, inclusive, or 5.20; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Banks or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any of the other Loan Documents shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in excess of $25,000,000 in the aggregate outstanding (other than the Notes or pursuant to any of the other Loan Documents) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in excess of $25,000,000 in the aggregate outstanding of the Borrower or any Subsidiary (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary) or enables or, with the giving of notice or lapse of time or both, would enable, the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than pursuant to a standard termination) shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 (exclusive of insurance coverage if any insurer shall have acknowledged such coverage in writing) shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) one or more federal tax liens securing an aggregate amount in excess of $5,000,000 shall be filed against the Borrower or any Material Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Material Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons acting in concert shall have acquired, after February 24, 1995, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower, as appropriate, as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

          (m) an "Event of Default" shall occur under any of the other Loan Documents; or

          (n) (i) any of the Loan Documents shall cease to be enforceable, or
     (ii) the Borrower shall assert that any Loan Document shall cease to be enforceable.

then, and in every such event, the Required Banks may (i) by notice to the Borrower terminate the Commitments or and they shall thereupon terminate, and
(ii) by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph
                  --------
(g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, each of the Banks shall have available to it all other remedies at law or equity.


                                  ARTICLE VII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 7.01. Basis for Determining Interest Rate Inadequate or
                        -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period:

          (a) any Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) any Bank determines that the London Interbank Offered Rate, as the case may be, as determined by Wachovia will not adequately and fairly reflect the cost to such Bank of funding the relevant Euro-Dollar Loan for such Interest Period, such Bank shall forthwith give notice thereof to the Borrower, whereupon until such Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of such Bank to make any Euro-Dollar Loan specified in such notice shall be suspended. Unless the Borrower notifies such Bank at least 2 Domestic Business Days before the date of any Borrowing of such Euro-Dollar Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

          SECTION 7.02. Illegality.  If, after the date hereof, the adoption of
                        ----------
any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any

Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans, such Bank shall forthwith give notice thereof to the Borrower, whereupon until such Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise materially disadvantageous to such Bank.
If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 7.03. Increased Cost and Reduced Return.  (a) If after the
                        ---------------------------------
date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 7.03 shall be applicable with respect to any Participant, Assignee or other Transferee (unless the date of any such assignment or transfer, a condition listed under Section 7.02 or 7.03 existed with respect to any such Participant, Assignee or other Transferee), and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 7.04. Base Rate Loans Substituted for Euro-Dollar Loans.  If
                        -------------------------------------------------
(i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 7.02 or (ii) any Bank has demanded compensation under Section 7.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans; provided, that interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Bank), and

          (b) after each of its Euro-Dollar Loan, has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

          SECTION 7.05. Compensation.  Upon the request of any Bank, the
                        ------------
Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense actually incurred by such Bank and not compensated pursuant to Section 7.03 as a result of:

          (a) any payment or prepayment (pursuant to Section 2.09(b), Section
7.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan; or

          (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

          SECTION 7.06. Replacement of Banks.  If any Bank (an "Affected Bank")
                        --------------------
makes demand for amounts owed under Section 7.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 7.01 or
7.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 8.08(c), to designate an Assignee (a "Replacement Bank") to purchase the Affected Bank's share of outstanding Loans and all other obligations hereunder and to assume the Affected Bank's obligations to the Borrower under this Agreement; provided, that, any
                                                         --------  ----
Replacement Bank must be reasonably acceptable to the Required Banks (and, in any event, may not be an Affiliate of the Borrower).

Subject to the foregoing, the Affected Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement. Upon such sale and delegation by the Affected Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of
Section 8.08(c), the Affected Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however,
                                                             --------  -------
that any Affected Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Notices.  All notices, requests and other communications
                        -------
to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails, certified or registered mail, with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Banks under
Article II shall not be effective until received.

          SECTION 8.02. No Waivers.  No failure or delay by any Bank in
                        ----------
exercising any right, power or privilege hereunder or under its Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.03. Expenses; Documentary Taxes.  The Borrower shall pay (i)
                        ---------------------------
all out-of-pocket expenses of the Banks, including reasonable fees and disbursements actually incurred of special counsel for the Banks in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by any Bank, including reasonable fees and disbursements of counsel, actually incurred in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan

Documents but not by reason of any participation or assignment by the Banks, their successors or assigns.

          SECTION 8.04. Indemnification.  The Borrower shall indemnify the Banks
                        ---------------
and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

          SECTION 8.05. Sharing of Setoffs.  Each Bank agrees that if it shall,
                        ------------------
by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Note held by the Bank owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section
                                       --------
shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from such other Banks shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Banks' ratable share (according to the proportion of (x) the amount of such other Banks' required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 8.06. Amendments and Waivers.  (a) Any provision of this
                        ----------------------
Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks; provided that, no such amendment or waiver shall, unless signed by all
       --------
Banks, (i) change the Commitments of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or decrease the rate of interest on any Loan or decrease any fees hereunder, (iii) extend the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any Guarantee (if any) given to support payment of the Loans.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks.
The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each of the Banks.

          SECTION 8.07. No Margin Stock Collateral.  Each of the Banks
                        --------------------------
represents to the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 8.08. Successors and Assigns.  (a)  The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, its Note, its Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the

Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) extend any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee (if any) given to support payment of the Loans. Unless such Participant is a Related Fund with respect to such Bank, each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the other Banks with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit C, executed by such Assignee
                                          ---------
and such transferor Bank; provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $10,000,000 (or any larger multiple of $1,000,000), and (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank without the consent of the Borrower, which shall not be unreasonably withheld or delayed, and (iv) a Bank may not have more than 2 Assignees that are not then Banks at any one time. Each Bank agrees to notify the other Banks of any assignment hereunder. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, and the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower, and (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower or the Banks shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

          (d) Subject to the provisions of Section 8.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 7.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 7.02 or 7.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.


          SECTION 8.09. Confidentiality.  Each Bank agrees to exercise its best
                        ---------------
efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any
                         --------  -------
Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Bank or its respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.09.

          SECTION 8.10. Representation by Banks.  Each Bank hereby represents
                        -----------------------
that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that,
                                                         -----------------
subject to Section 8.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

          SECTION 8.11. Obligations Several.  The obligations of each Bank
                        -------------------
hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document, subject to any restrictions requiring actions to be taken upon the consent of the Required Banks, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 8.12. Georgia Law.  This Agreement and each Note shall be
                        -----------
construed in accordance with and governed by the law of the State of Georgia.

          SECTION 8.13. Interpretation.  No provision of this Agreement or any
                        --------------
of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 8.14. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. TO THE
                        ---------------------------------------------
FULLEST EXTENT PERMITTED BY LAW, THE BORROWER (A) AND EACH OF THE BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (D) AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.01 FOR THE GIVING OF NOTICE TO THE BORROWER. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE BANKS FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER WITHIN ANY OTHER STATE OR JURISDICTION.

          SECTION 8.15. Counterparts.  This Agreement may be signed in any
                        ------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                      [signatures on the following pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                          MOHAWK INDUSTRIES, INC.           (SEAL)


                          By:
                              --------------------------------------
                              Title:

                          160 South Industrial Boulevard
                          Calhoun, Georgia  30703-7002
                          Attention: Chief Financial Officer or Treasurer Telecopier number: 706-625-3851
                          Confirmation number: 706-629-7721

COMMITMENTS:              WACHOVIA BANK, N.A. (SEAL)
-----------

$150,000,000
                          By:
                              --------------------------------------
                              Title:


                          Lending Office
                          --------------

                          Wachovia Bank, N.A.
                          191 Peachtree Street, N.E.
                          Atlanta, Georgia  30303-1757
                          Attention:  Lanny Nixon
                          Telecopier number:  404-332-5016
                          Confirmation number:  404-332-5920

                          FIRST UNION NATIONAL BANK    (SEAL)
$150,000,000

                          By:
                             ---------------------------------------
                             Title:


                          Lending Office
                          --------------

                          First Union National Bank
                          301 South College St., DC-5
                          Charlotte, North Carolina  28288-0737
                          Attention: David Silander
                          Telecopier number: 704-374-4793
                          Confirmation number: 704-383-5124

$150,000,000              SUNTRUST BANK, ATLANTA


                          By:
                              --------------------------------------
                              Title:


                          By:
                              --------------------------------------
                              Title:

                          Lending Office
                          --------------

                          SunTrust Bank, Atlanta
                          303 Peachtree Street, 3rd Floor
                          Atlanta, Georgia 30308
                          Telecopier number.: 404-575-2594
                          Confirmation number: 404-230-5099
                          Attention: Bradley J. Staples, Director
-----------------

TOTAL COMMITMENTS:


 $450,000,000

                                                                       Exhibit A
                                                                       ---------



                                      NOTE

                                Atlanta, Georgia
                            As of November 23, 1999


          For value received, MOHAWK INDUSTRIES, INC., a Delaware corporation
(the "Borrower"), promises to pay to the order of                 , (the
                                                  ----------------
"Bank"), for the account of its Lending Office, the principal sum of
                                                                     -----------
MILLION DOLLARS ($            ), or such lesser amount as shall equal the unpaid
                  ------------
principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at
the office of the Bank located at                       , or such other
                                  ----------------------
address as may be specified from time to time pursuant to the Credit Agreement.

          All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that
                                                                  --------
the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This Note is one of the "Notes" referred to in the Fifth Amended and Restated Credit Agreement of even date herewith among the Borrower, First Union National Bank, SunTrust Bank, Atlanta, Wachovia Bank, N.A., and the other banks from time to time party thereto (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                             MOHAWK INDUSTRIES, INC.             (SEAL)


                             By:
                                 --------------------------
                                 Title:

                  LOANS AND PAYMENTS OF PRINCIPAL
         ------------------------------------------------
Date    Base Rate or   Amount of   Amount of   Maturity Date   Notation
        Euro-Dollar    Loan        Principal                   Made By
        Loan                       Repaid

-----------------------------------------------------------------------

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                                       59

                                                            Exhibit B
                                                            ---------


                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                            ------------------------


To be dated as of the Effective Date and in the form attached hereto.

                                                                       Exhibit C
                                                                       ---------


                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------
                          Dated ____________ __,____


          Reference is made to the Fifth Amended and Restated Credit Agreement dated as of November 23, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among Mohawk Industries, Inc., a Delaware corporation (the "Borrower"), First Union National Bank, SunTrust Bank, Atlanta, Wachovia Bank, N.A., and the other banks from time to time party thereto (collectively, the "Banks"). Terms defined in the Credit Agreement are used herein with the same meaning.

________________ (the "Assignor") and ________________________________________
(the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $_______________) in the aggregate principal amount of the Assignor's Commitment and a ______ interest (which on the Effective Date hereof is $_____________) in the Loans owing to the Assignor and a __________ interest (which on the Effective Date hereof is $__________) in the Note held by the Assignor (which on the Effective Date hereof is $___________________).

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof the aggregate principal amount of the Assignor's Commitments (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of all Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) requests that the Borrower execute a new Note dated ________________, ____ in the principal amount of $______________ payable to the order of the Assignee.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or
(b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is a bank or financial institution; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vi) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

          4. The Effective Date for this Assignment and Acceptance shall be _______________ (the "Effective Date").

          5. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 7.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

          6. From and after the Effective Date, the Borrower shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Borrower directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                             [NAME OF ASSIGNOR]


                             By:___________________________
                                Title:


                             [NAME OF ASSIGNEE]


                             By:___________________________
                                Title:


                             Lending Office:
                             [Address]


CONSENTED AND AGREED TO:

MOHAWK INDUSTRIES, INC.


By:_______________________
   Title:

                                                                       Exhibit D
                                                                       ---------


                              NOTICE OF BORROWING
                              -------------------


                           _______________, _______



[Wachovia Bank, N.A.
191 Peachtree Street, N.W.
Atlanta, Georgia  30303-1757
Attention: SouthEast Corporate Loan Unit]

[First Union National Bank
999 Peachtree Street, 9th Floor
Atlanta, Georgia  30309
Attention: Donald Dalton]

[SunTrust Bank, Atlanta
303 Peachtree Street, 3rd Floor
Atlanta, Georgia 30308
Attention: Bradley J. Staples]


     Re: Fifth Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of November 23, 1999 by and among MOHAWK INDUSTRIES, INC., FIRST UNION NATIONAL BANK, SUNTRUST BANK, ATLANTA, WACHOVIA BANK, N.A., and the other Banks from time to time party thereto.


Ladies and Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

     The Borrower hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ______________, ______, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans].

[First Union] [SunTrust] [Wachovia] is hereby requested to fund $_____________ (33.3333%) of such Borrowing. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months].

     The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such and after giving effect to the application, directly or indirectly, of the proceeds thereof):

          (a) no Default has occurred and is continuing; and

          (b) the representations and warranties of the Borrower contained in
     Article IV of the Credit Agreement are true on and as of the date hereof except for changes permitted by the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date.

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _____ day of __________, ______.


                         MOHAWK INDUSTRIES, INC.


                         By:______________________
                            Title:

                                                                       Exhibit E
                                                                       ---------


                             COMPLIANCE CERTIFICATE
                             ----------------------


          Reference is made to the Fifth Amended and Restated Credit Agreement dated as of November 23, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Mohawk Industries, Inc., First Union National Bank, SunTrust Bank, Atlanta, Wachovia Bank, N.A., and the other Banks from time to time party thereto. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

          Pursuant to Section 5.01(c) of the Credit Agreement, ________________, the duly authorized ____________________________ of Mohawk Industries, Inc. hereby certifies, on behalf of the Borrower, to the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ______________________, _____, and that no Defaults or Events of Default exist.



                         By:___________________________
                            Title:

                             COMPLIANCE CHECK LIST
                           (Mohawk Industries, Inc.)

                           --------------------------


                        ________________________, __________



1.   Debt to Capitalization Ratio (Section 5.04)

     The Debt to Capitalization Ratio shall be less than 0.60 to 1.0 at the end of each Fiscal Quarter.

     (a)  Consolidated Debt                    $ ____

     (b)  Consolidated Total Capital           $ ____

     Actual Ratio of (a) to (b)         ____

     Maximum Ratio                                 (less than) 0.60 to 1.0

     Applicable Margin                           ____  %*

     Facility Fee                                ____  %*

2.   Debt to EBITDA Ratio (Section 5.05)

     The ratio of the Borrower's (a) Consolidated Debt to (b) the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on the Borrower's consolidated pre-tax income, and (iv) Depreciation and Amortization shall not be greater than 3.5 to 1.0 at the end of each Fiscal Quarter. Clause (b) in this Section 5.05 shall be calculated on a trailing 4 quarter basis as at the end of each such Fiscal Quarter.

     (a)  Consolidated Debt                    $ ____

     (b)  Consolidated Net Income              $ ____

     (c)  Consolidated Interest Expense        $ ____

     (d)  Taxes on the Borrower's
          consolidated pre-tax income   $ ____

     (e)  Depreciation                         $ ____

----------------------
* Subject to verification by the Banks.

                             COMPLIANCE CHECKLIST
                           (Mohawk Industries, Inc.)

                                 -------------

                                 ______, 199_


     (f)  Amortization                                     $ ____

     (e)  The sum of (b) plus (c)
             plus (d) plus (e) plus (f)             $ ____

     Actual Ratio of (a) to (e)                       ____

     Maximum Ratio                                    (less than) 3.5 to 1.0

3.   Negative Pledge (Section 5.08)

     Liens permitted under paragraphs (a)
     through (i)                                           $ ____

     Limitation -- greater of (x)
     $90,000,000 or (y) 15% of
     Consolidated Net Worth                                $ ____

4.   Calculations with respect to Asset Securitizations:

     (a) Accounts receivable balance reported
     as of the last day of the calendar month
     most recently ended in such Fiscal Quarter
     by the Borrower or a Subsidiary with respect
     to an Asset Securitization                    $ ____________

     (b) Total accounts receivable reported
     as sold as of the last day of the calendar
     month most recently ended in such Fiscal
     Quarter by the Borrower or a Subsidiary
     with respect to an Asset Securitization       $ ____________

                                                                   Schedule 4.08
                                                                   -------------


                                  Subsidiaries
                                  ------------


                                    Jurisdiction        Holders of Equity
     Name of Subsidiary             of Formation             Interest

Mohawk Carpet Corporation              Delaware      Borrower

World Carpets, Inc.                    Georgia       Borrower

World Commercial Carpets, Inc.         Georgia       World Carpets, Inc.

Mohawk Servicing, Inc.                 Delaware      Mohawk Carpet Corporation

Mohawk Factoring, Inc.                 Delaware      Mohawk Carpet Corporation

Aladdin Manufacturing Corporation      Delaware      Mohawk Carpet Corporation

Mohawk International FSC, Inc.         Barbados      Mohawk Carpet Corporation

Mohawk Commercial, Inc.                Delaware      Mohawk Carpet Corporation

Mohawk Marketing, Inc.                 Georgia       Aladdin Manufacturing
                                                      Corporation

Newmark & James, Inc.                  Georgia       Aladdin Manufacturing
                                                      Corporation

Horizon Europe, Inc.                   Georgia       Aladdin Manufacturing
                                                      Corporation

Delaware Valley Wool Scouring, Inc.    Pennsylvania  Aladdin Manufacturing
                                                      Corporation

Mohawk Mills, Inc.                     Delaware      Aladdin Manufacturing
                                                      Corporation

American Weavers LLC                   Tennessee     Aladdin Manufacturing
                                                      Corporation

                                                     Mohawk Marketing, Inc.